SUB-SUBLEASE

THIS SUB-SUBLEASE is executed Aug 14, 1998, by and between NORTH STATE GROCERY, INC., a California corporation (hereinafter referred to as "Sub-Sublessor"), and NORTH VALLEY BANK, a California corporation (hereinafter referred to as "Sub-Sublessee").

RECITALS:

Reno West Investors, a California General Partnership on or about October 25, 1996 entered into a "Shopping Center Lease" with United Grocers, Inc., an Oregon corporation, for a supermarket facility located at the Southwest corner of Placer Street and Buenaventura, the "Master Lease."

Pursuant to the provisions of the Master Lease United Grocers, Inc. on or about February 2, 1998 subleased the entire supermarket facility to North State Grocery, Inc., a California corporation, the "Sublease."

North State Grocery, Inc. desires to sub-sublease 488 square feet of the supermarket facility to North Valley Bank, a California corporation, for the purpose of providing a banking facility within the supermarket facility.

THEREFORE, North State Grocery, Inc., as the Sub-Sublessor, and North Valley Bank, as the Sub-Sublessee agree as follows:

ARTICLE 1
Premises

1.1 Sub-Sublessor hereby Sub-Subleases to Sub-Sublessee, and Sub-Sublessee hereby Sub-Subleases from Sub-Sublessor, for the term and subject to the agreements, covenants,

conditions and provisions hereinafter set forth, the premises (the "Premises"), as shown and depicted on Exhibit A, attached hereto, in the Holiday Market located at Redding, California (the "Store"). As used in this Sub-Sublease, the Store includes all the land thereunder, the common areas (the "Common Areas"), if any, and the appurtenances (the "Appurtenances") set forth in Section 1.4. Sub-Sublessor will deliver the Premises to Sub-Sublessee free of any defective, dangerous or unsafe conditions. The specific location of the Premises may be modified at any time without change to any other provision of this Sub-Sublease upon the mutual consent of the Parties exemplified by replacement of Exhibit A with an agreed upon substitute Exhibit A, dated and initialed by both Parties.

1.2 In addition to the Premises specified above, Sub-Sublessor agrees: (a) to provide Sub-Sublessee with sufficient space adjacent to the premises for a mobile check writing stand.

1.3 Sub-Sublessee has the right to install, operate and maintain automated teller machines ("ATMs") or reasonable additions and substitutes therefor at additional locations in the Store reasonably acceptable to Sub-Sublessor. The ATMs will be deemed part of the Premises for all purposes of this Sub-Sublease.

1.4 During the term of this Agreement, Sub-Sublessee, without additional charge, is entitled to all of the rights and appurtenances set forth in this Agreement (collectively referred to herein as "Appurtenances"), including, but not limited to: (a) the reasonable, non-exclusive rights of ingress and egress to and from the Premises by the main entrances of the Store at such times as specified in Section 7.1 or as otherwise mutually agreed between the Parties for Sub-Sublessee and Sub-Sublessee's contractors, agents, employees, invitees, customers and other persons transacting business with Sub-Sublessee; (b) the reasonable, non-exclusive right to use the public or common entrances, corridors, hallways, driveways, foot-ways, passage-ways, parking spaces, fire escapes, stairs, staff rooms(s), restrooms, trash rooms, loading docks and other public or common facilities in or about the Store to the same extent as said use is provided for contractors, agents, employees, invitees, customers and other persons transacting business with Sub-Sublessor. Sub-Sublessee's employees will further be allowed the use of the aisles and other public areas of the Store to communicate with and introduce Sub-Sublessee's services to prospective customers.

1.5 As long as the Sub-Sublessee's business is not adversely affected, or Sub-Sublessee's use of, or ingress and egress to, the Premises is not adversely changed, Sub-Sublessor has the right, from time to time, and with prior notice to Sub-Sublessee;

(a) To make changes to the Store exterior and Common Areas, if any, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to the windows, stairways, air shafts, staff room(s), restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways; provided, however, at all times Sub-Sublessor will provide such parking facilities as are required by this Sub-Sublease Agreement and applicable law;

(b) To do and perform such other acts and make such other changes in, to or with respect to any Common Areas and to the Store which Sub-Sublessor may deem to be appropriate in the exercise of sound business judgment, and subject to any requirements of the Master Lease or the Sublease.

ARTICLE 2
Non-Competition

2.1 Sub-Sublessor covenants that so long as this Sub-Sublease remains in effect Sub-Sublessor will not Sub-Sublease any space in the Store or on the real property on which the Store is located, or otherwise allow within a radius of one thousand (1,000) feet of said real property (excepting therefrom any area not within the control of Sub-Sublessor) for the purpose of the conduct of any business of banking, or the delivery of financial services, or other "banking" or "banking related" activities without the prior written consent of Sub-Sublessee, which consent may be withheld in Sub-Sublessee's sole discretion. Notwithstanding this provision, Sub-Sublessee acknowledges that Sub-Sublessor shall have the right to operate a point-of-sale, electronic fund transfer processing system at various point-of-sale locations in the Store.

ARTICLE 3
Term

3.1 The original term of this Sub-Sublease shall be for a period of five (5) years and shall commence on the first day of the month following delivery of possession of the premises to Sub-Sublessee.

3.2 Sub-Sublessee shall have the option to extend the term of this Sub-Sublease for two (2) additional five (5) year periods, provided Sub-Sublessee gives Sub-Sublessor not less that six (6) months prior to the expiration of the prior term.

ARTICLE 4
Regulator Approval

4.1 It is understood between the Parties that this Sub-Sublease is subject to regulatory approval of the California State Banking Department and the Federal Deposit Insurance Corporation ("FDIC") and that Sub-Sublessee has requested, or soon will request, said approvals to establish a branch and an ATM site on or at the Premises in accordance with this Sub-Sublease. Should either or both of these requests be denied, or once granted be canceled, then this Sub-Sublease may be canceled by Sub-Sublessee upon five (5) days prior written notice to Sub-Sublessor.

4.2 Sub-Sublessee will at all times use its best reasonable efforts to obtain the aforesaid regulator approvals as soon as possible after execution of this Sub-Sublease.

ARTICLE 5
Rent

5.1 Throughout the initial five (5) year term of this Sub-Sublease, Sub-Sublessee will pay to Sub-Sublessor as Rent the sum of $813.30 on or before the first day of the first full calendar month of the term hereof and on or before the first day of each and every successive calendar month thereafter during the initial term of this Sub-Sublease. In the event Sub-Sublessee exercises its option(s) to extend this Sub-Sublease, commencing on the first month of the first five (5) year extension of this Sub-Sublease the monthly rent shall be $828.40 and shall continue until the end of he first five (5) year extension. Commencing on the first month of the second five (5) year extension of this Sub-Sublease the monthly rent shall be $948.76 and shall continue until the end of the second five (5) year extension.

5.2 Rent will be paid to Sub-Sublessor in lawful money of the United States of America at such address, as Sub-Sublessor shall designate , or to such other person or at such other place as Sub-Sublessor may from time to time designate in writing.

ARTICLE 6
Repairs

6.1 At all times during the term hereof, Sub-Sublessee, at is sole cost and expense, will keep the Premises and every part thereof and all equipment, fixtures and improvements therein in good condition and repair, ordinary wear and tear and damage thereto by fire, earthquake, acts of God or the elements excepted. Except as otherwise provided in Article 8, at the end of the term of this Sub-Sublease (including any extension or extensions hereof) Sub-Sublessee will surrender to Sub-Sublessor the Premises and all alterations, additions and improvements thereto in good condition, ordinary wear and tear and damage thereto by fire, earthquake, acts of God or the elements excepted. Sub-Sublessor has no obligation and has made no promise to alter, remodel, improve, decorate or paint the Premises or any part thereof, or any equipment, fixtures or improvements therein.

6.2 Sub-Sublessor will repair and maintain in first class condition and good working order, the Store structure, exterior glass, roof, parking lot and structure(s) and public areas, the plumbing, and electrical service equipment serving the Store, the Common Areas, and the Premises. Sub-Sublessor must provide illumination in and about the store, the parking and Common Areas consistent with other first class buildings in the area in which the Store is located. Except in the case of repairs, alterations or improvements required as a result of the negligence of Sub-Sublessor, its agents or employees, there will be no abatement of rent and no liability of Sub-Sublessor by reason of any injury to or interference with Sub-Sublessee's business arising from the making of any repairs, alterations or improvements in or to any portion therein; provided, however, that in making such repairs, alterations or improvements, Sub-Sublessor will interfere as little as is reasonably practicable with the conduct of Sub-Sublessee's business in the Premises.

ARTICLE 7
Services

7.1 It is mutually understood by the parties that Sub-Sublessor intends to operate a grocery business in the Store during the hours of 7:00 a.m. to 10:00 p.m. Monday through Sunday. Sub-Sublessee, its employees, agents and customers shall have access to the premises during those hours. Sub-Sublessee intends to operate a banking facility on the premises during normal banking hours, provided however, that Sub-Sublessor and Sub-Sublessee shall in good faith cooperate with the other to operate their respective businesses in such a manner and at such times as will mutually benefit the businesses

taking into account the relative costs of doing business profitably. In the event Sub-Sublessor should cease operating a grocery business in the Store during normal grocery business hours, Sub-Sublessee shall have the option to terminate this Sub-Sublease on sixty (60) day written notice to Sub-Sublessor. In the event Sub-Sublessee ceases to operate a banking facility on the premises, during normal banking business hours, the Sub-Sublessor shall have the option to terminate the Sub-Sublease on sixty (60) days written notice.

7.2 Sub-Sublessor will furnish to the Premises, at Sub-Sublessor's expense, electricity, air conditioning, heating, and ventilation as may be required for use and occupation of the Premises, taking into consideration at any given time the availability of energy resources and prudent energy conservation practices. Sub-Sublessee will be responsible for the cost of any janitorial services, telephone and/or other communication charges.

7.3 Sub-Sublessor will not be liable for any failure to furnish any of Sub-Sublessor-provided services or utilities when such failure is cause by events beyond the reasonable control of Sub-Sublessor, including strikes, lockouts, other labor troubles or governmental action. The foregoing notwithstanding, if such failure continues for any reason in excess of seven (7) business days Sub-Sublessee's obligation to pay rent will abate to the extent and during such time as Sub-Sublessee is thereby materially prevented from operating its' business in the premises; and, if such failure continues for any reason in excess of thirty (30) days Sub-Sublessee may cancel this Sub-Sublease upon seven (7) days written notice.

7.4 Sub-Sublessor will provide Sub-Sublessee access to the Store, the adjacent parking area and the Common Area, if any and the Premises whenever the Store is open to the Public. Sub-Sublessor further agrees that Sub-Sublessee and/or Sub-Sublessee's representatives, including but not limited to (a) Sub-Sublessee's service team, (b) equipment vendor personnel for technical support, (c) authorized armored car courier personnel, and (d) any and all other personnel as Sub-Sublessee may authorize and communicate to Sub-Sublessor, shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week. Sub-Sublessee shall notify Sub-Sublessor of any required access outside of normal business hours and Sub-Sublessor may, at Sub-Sublessor's option, have a representative present at the time of any such access by Sub-Sublessee which occurs outside of the store's normal business hours. Sub-Sublessee agrees that, except in the case of an emergency or as otherwise mutually agreed between the Parties, Sub-Sublessee will seek access to the Premises only during the Store's normal business hours.

ARTICLE 8
Property Status of ATM; Taxes.

8.1 The installation of any ATM, any and all trade fixtures and equipment affixed thereto (such as, but not limited to, banking trade fixtures, alarm systems, automatic teller equipment and other personal property, stored, installed in or attached to an ATM installation or the Premises) by and at the expense of Sub-Sublessee, and all cash contained within any such ATM for all purposes will be and shall remain Sub-Sublessee's personal property and shall not become or be considered real property, regardless of whether or by what means it is or may become attached or affixed to the Premises or other property of Sub-Sublessor. It is the intention and expectation of the Parties that no increase in Sub-Sublessor's personal property taxes shall occur as a result of this Sub-Sublease; however, Sub-Sublessee hereby agrees to dispute and/or pay, at Sub-Sublessee's option, any increase in Sub-Sublessor's personal property taxes that is a direct result of the placement of any ATM at the Premises or of any improvements made by Sub-Sublessee for the purpose of that placement. Any payment of taxes required under this provision shall be considered to be additional rent paid pursuant to this Sub-Sublease. In no event shall Sub-Sublessee allow any lien to be placed upon Sub-Sublessor's property by reason of any dispute or non-payment of taxes as herein set forth. In the event of any dispute by Sub-Sublessee of personal property tax increases, Sub-Sublessee shall first pay the tax and seek a refund without jeopardizing Sub-Sublessor's property rights.

ARTICLE 9
Alterations

9.1 Sub-Sublessee will not make any alterations, additions or improvements to or of the Premises, or any part thereof, costing in excess of $10,000 or attach any fixtures or equipment thereto (except for telephone equipment and equipment and fixtures typically used by banks in the ordinary course of their business) without Sub-Sublessor's prior written consent, which consent will not be unreasonably withheld or delayed. Sub-Sublessor will be deemed to have given such consent if Sub-Sublessor fails to disapprove such alterations, additions, improvements or fixtures within 10 business days after Sub-Sublessee submits construction drawings, cost estimates and a schedule therefor to Sub-Sublessor with a request for such consent. If necessary, Sub-Sublessor will cooperate with Sub-Sublessee to obtain any governmental Permits or licenses necessary to make any such alterations, additions or improvements.

ARTICLE 10
Liens

10.1 Sub-Sublessee will keep the Premises and the Store free from any liens arising out of any work performed, materials furnished or obligations incurred by Sub-Sublessee. Sub-Sublessor has the right to post and keep posted on the Premises any notices that may be provided by law or which Sub-Sublessor may deem to be proper for the protection of Sub-Sublessor, the Premises and the Store from such liens.

ARTICLE 11
Damage or Destruction

11.1 If the Premises, the Store, or the parking facilities which serve the Premises or the Common Areas immediately adjacent to the Premises are damaged by any cause whatsoever, including, but not limited to, any casualty, fire, acts of God, or the elements, the damage will be repaired by and at the expense of Sub-Sublessor, provided such repairs can, in Sub-Sublessor's opinion, be made within 180 days after notice to Sub-Sublessor f the occurrence of such damage and until such repairs are completed the rent will be abated in proportion to the degree to which Sub-Sublessee's use of the Premises is impaired during such period of repair until such use is restored. Within 10 working days after notice to Sub-Sublessor of the occurrence of such damage, Sub-Sublessor will give written notice to Sub-Sublessee indicating Sub-Sublessor's opinion of the time it will take to complete the required repairs. Notwithstanding the above, Sub-Sublessor shall have the right to terminate this Sub-Sublease and shall have no obligation to repair, restore or rebuild the Premises or the building under any of the following circumstances:

(a) Damage or destruction from an insured casualty when the damage or destruction cannot reasonably be repaired, restored or rebuilt within a period of 180 days;

(b) Damage or destruction from an insured casualty when the cost of repair, restoration or rebuilding exceeds sixty (60) percent of the then replacement cost of the building.

(c) Damage or destruction from an insured or uninsured casualty occurring during the last 6 months of the original term of this Sub-Sublease, if Sub-Sublessee has not, before occurrence of the casualty, elected to extend the original

term of the Sub-Sublease or occurring at any time during the extended term, if any, of this Sub-Sublease.

If Sub-Sublessor elects to terminate this Sub-Sublease under any of the above circumstances, Sub-Sublessor shall give written notice to Sub-Sublessee not later than 10 days after occurrence of the casualty.

11.2 Sub-Sublessor is not required to carry insurance of any kind on Sub-Sublessee's personal property and, unless such property is damaged as a result of the negligence of Sub-Sublessor, its agents or employees, Sub-Sublessor is not obligated to repair any damage thereto or to replace the same.

ARTICLE 12
Subrogation

12.1 Without affecting any other rights or remedies, Sub-Sublessor and Sub-Sublessee ("Waiving Party") each hereby release and relieve the other and waive their entire right to recover damages (whether in contract or in tort) against the other for loss of or damage to the Waiving Party's property required to be insured against under Article 14. The effect of such releases and waivers of the right to recover damages shall not be limited b the amount of insurance carried or required or by any deductibles applicable thereto.

ARTICLE 13
Indemnification

13.1 Sub-Sublessee agrees to protect, indemnify and save Sub-Sublessor harmless from and against any and all liability to third parties resulting from Sub-Sublessee's occupation and use of the Premises, specifically including, without limitation, any claim, liability, loss or damage arising by reason of:

(a) The death or injury of any person or persons, including Sub-Sublessee or any person who is an employee or agent of Sub-Sublessee, or by reason of the damage to or destruction of any property, including property owned by Sub-Sublessee or any person who is an employee or agent of Sub-Sublessee, and caused or allegedly caused by either the condition of the Premises, unless it is the result of negligence of the Sub-Sublessor, or some act or omission of Sub-

Sublessee or of some agent, contractor, employee, servant, sub-Sub-Sublessee or concessionaire of Sub-Sublessee on the Premises;

(b) Any work performed on the Premises or materials furnished to the Premises at the instance or request of Sub-Sublessee or any agent of employee of Sub-Sublessee; and

(c) Sub-Sublessee's failure to perform any provision of this Sub-Sublease or to comply with any requirement of law or any requirement imposed on Sub-Sublessor or the Sub-Subleased Premises by any duly authorized governmental agency or political subdivision.

13.2 Sub-Sublessor agrees to protect, indemnify and save Sub-Sublessee harmless from and against any and all liability to third parties resulting from Sub-Sublessor's occupation and use of the Premises, specifically including, without limitation, any claim, liability, loss or damage arising by reason of:

(a) The death or injury of any person or persons, including Sub-Sublessor or any person who is an employee or agent of Sub-Sublessor, or by reason of the damage to or destruction of any property, including property owned by Sub-Sublessor or any person who is an employee or agent of Sub-Sublessor, and caused or allegedly caused by either the condition of the Premises unless it is the result of negligence of the Sub-Sublessee or some act or omission of Sub-Sublessor or of some agent, contractor, employee, servant, sublessee or concessionaire of Sub-Sublessor on the Premises;

(b) Any work performed on the Premises or materials furnished to the Premises at the instance or request of Sub-Sublessor or any agent or employee of Sub-Sublessor; and

(c) Sub-Sublessor's failure to perform any provision of this Sub-Sublease or to comply with any requirement of law or any requirement imposed on Sub-Sublessee or the Sub-Subleased Premises by any duly authorized governmental agency or political subdivision.

ARTICLE 14
<u>Insurance</u>

14.1 At its sole cost and expense, Sub-Sublessee will obtain and keep in force during the term of this Sub-Sublease, fire and extended coverage insurance on the Sub-Sublessee Improvements, fixtures, furnishings and equipment in and upon the Premises in an amount not less than 100% of the full replacement cost (without deduction for depreciation) thereof. All amounts received under the insurance specified in this Section will first be applied to the payment of the cost of repair or replacement of any of the Sub-Sublessee Improvements, fixtures, furnishings and equipment that are damaged or destroyed or, except for termination under Article 11, if this Sub-Sublease terminates prior to such repair or replacement being made, will be paid to Sub-Sublessor to the extent that the improvements, fixtures, furnishings and equipment that are damaged or destroyed have or would have become Sub-Sublessor's property upon such termination.

14.2 Sub-Sublessee and Sub-Sublessor shall each obtain and keep in force during the term of this Sub-Sublease a Commercial General Liability policy of insurance protecting Sub-Sublessee and Sub-Sublessor respectively (as an additional insured) against claims for bodily injury, personal injury and property damage based upon , involving or arising out of the ownership, use, occupancy of maintenance of the Premises and all areas appurtenant thereto. Such insurance will provide single limit coverage in an amount not less than $1,000,000 per occurrence and an aggregate amount of $5,000,000.

14.3 All insurance required under this Article and all renewals thereof will be issued by good and responsible companies qualified to do and doing business in the State of California. Each policy required under this Article to be obtained by Sub-Sublessee or Sub-Sublessor expressly will provide that the policy will not be canceled or altered without 30 days' prior written notice to Sub-Sublessor or Sub-Sublessee and will remain in effect notwithstanding any such cancellation or alteration until such notice has been given to Sub-Sublessor or Sub-Sublessee and such 30 day period has expired. All insurance under this Article will name Sub-Sublessor or Sub-Sublessee as an additional insured, shall be primary and non-contributing with any insurance which may be carried by Sub-Sublessor or Sub-Sublessee and will expressly provide that Sub-Sublessor, or Sub-Sublessee although named as an insured, nevertheless will be entitled to recover under the policy for any loss, injury or damage to Sub-Sublessor or Sub-Sublessee.

ARTICLE 15
Compliance with Legal Requirements

15.1 At its sole cost and expense, each Party will promptly comply with all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any direction or certificate of occupancy issued pursuant to any law by any governmental agency or officer, and with the provisions of all recorded documents affecting the Premises, insofar as any thereof relate to or affect the operation, use or maintenance of any of said Party's equipment or fixtures.

ARTICLE 16
Assignment and Subletting; Sale of Premises

16.1 Either Sub-Sublessor or Sub-Sublessee has the right to assign this Sub-Sublease Agreement or sublet the Premises with the other parties consent, which consent shall not be unreasonably withheld or delayed.

16.2 Upon the sale or Sub-Sublease of the store by Sub-Sublessor or other assignment of Sub-Sublessor's interest in the store in any manner to a third party, Sub-Sublessee has the right to terminate this Sub-Sublease within ninety (90) calendar days of the occurrence of such event only in the event that the Sub-Sublessor's assignee or third party ceases to conduct grocery store operations within the main facility. This right to termination shall commence as of the date that the new assignee or third party ceases grocery store operations.

ARTICLE 17
Events of Default

17.1 If one or more of the following events ("Events of Default") occurs, such occurrence constitutes a breach of this Sub-Sublease:

(a) Sub-Sublessee fails to pay any monthly Rent as and when the same becomes due and payable, and such failure continues for more than 15 days after Sub-Sublessor gives written notice thereof to Sub-Sublessee; or

(b) Sub-Sublessee fails to pay any other sum or charge payable by Sub-Sublessee hereunder as and when the same becomes due and payable, and such failure continues for more than 30 days after Sub-Sublessor gives written notice thereof to Sub-Sublessee; or

(c) Either Party fails to perform or observe any other agreement, covenant, condition or provision of this Sub-Sublease to be performed or observed by that Party (the "defaulting Party") as and when performance or observance is due, and such failure continues for more than 30 days after the other Party gives written notice thereof to the defaulting Party, or if the default cannot be cured within said 30 day period and the defaulting Party fails within said period to commence or, having do commenced, thereafter fails to prosecute or complete with due diligence and dispatch the curing of such default; or

(d) Either Party (i) files, or consents by answer or otherwise to the filing against it of a petition of relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take any advantage of any bankruptcy or insolvency law of any jurisdiction; (ii) makes an assignment for the benefit of its creditors; (iii) consents to the appointment of a custodian, receiver trustee or other officer with similar powers of itself or of any substantial part of its property; or (iv) takes action for the purpose of any of the foregoing; or

(e) A court or governmental authority of competent jurisdiction, without consent by the Party, enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of that Party, and such petition is not be dismissed within 90 days; or

(f) This Sub-Sublease or any estate of either Party hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within 90 days.

ARTICLE 18
Termination Upon Default

20.1 If an Event of Default by Sub-Sublessee occurs, Sub-Sublessor at any time thereafter has the right to terminate this Sub-Sublease. Upon such termination, Sub-Sublessor has the right to recover from Sub-Sublessee:

(a) The worth at the time of award of all unpaid rent which had been earned at the time of termination;

(b) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Sub-Sublessee proves could have been reasonably avoided;

(c) The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Sub-Sublease after the time of award exceeds the amount of such rental loss that Sub-Sublessee proves could be reasonably avoided; and

(d) All other amounts necessary to compensate Sub-Sublessor for all the detriment proximately caused by Sub-Sublessee's failure to perform its obligations under this Sub-Sublease or which in the ordinary course of things would be likely to result therefrom, less any sums due by Sub-Sublessor to Sub-Sublessee pursuant to this Sub-Sublease.

The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above will be computed by allowing interest at the maximum annual interest rate allowed by law. The "worth at the time of award" of the amount referred to in clause (c) above will be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

18.2 In the event of any termination of this Sub-Sublease by reason of Sub-Sublessee's default, Sub-Sublessor has the immediate right to enter upon and repossess the Premises, and any personal property of Sub-Sublessee may be removed from the Premises and stored in any public warehouse at the risk and expense of Sub-Sublessee.

18.3 If the event of default by Sub-Sublessor occurs and such default continues for a period of thirty (30) days after notice thereof from Sub-Sublessee, Sub-Sublessee at any time thereafter has the right to terminate this Sub-Sublease.

ARTICLE 19

Continuation After Default

19.1 Even though a Party has breached this Sub-Sublease, this Sub-Sublease will not continue in effect for so long as the other Party does not terminate this Sub-Sublease.

19.2 Even though Sub-Sublessee has breached this Sub-Sublease, this Sub-Sublease will continue in effect for so long as Sub-Sublessor does not terminate Sub-Sublessee's right to possession, and Sub-Sublessor has the right to enforce all of its right and remedies under this Sub-Sublease, including the right to recover all rent as it becomes due under this Sub-Sublease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Sub-Sublessor to protect Sub-Sublessor's interest under this Sub-Sublease will not constitute a termination of Sub-Sublessee's right to possession unless written notice of termination is given by Sub-Sublessor to Sub-Sublessee.

ARTICLE 20

Right to Cure Defaults

20.1 All agreements, covenants conditions and provisions to be performed or observed by either Party under this Sub-Sublease (unless otherwise specified herein) will be at such Party's sole cost expense. If any Party fails to pay any sum of money, other than rent, required to be paid by that Party hereunder or fails to perform any other act on that Party's part to be performed hereunder, the other Party has the right, but is not obligated, and without waiving or releasing that Party from any obligations of that Party, to make any such payment or to perform any such other act on that Party's part to be made or performed as provided in this Sub-Sublease. All sums so paid by Sub-Sublessor and all necessary incidental costs are deemed additional rent hereunder and will be payable by Sub-Sublessee to Sub-Sublessor on demand, together with interest on all such sums from the date of expenditure by Sub-Sublessee to the date of repayment by Sub-Sublessor at the maximum interest rate permitted by law, will be payable by Sub-Sublessor to Sub-Sublessee on demand. In addition to all other rights and remedies of Sub-Sublessor, Sub-

Sublessor has the same rights and remedies in the event of the non-payment of such sums plus interest by Sub-Sublessee as in the case of default in the payment of rent.

20.2 The remedies provided for in this Sub-Sublease are cumulative and are in addition to all other remedies available to Sub-Sublessor and Sub-Sublessee at law or in equity by statute or otherwise.

ARTICLE 21
No Merger

21.1 The voluntary or other surrender of this Sub-Sublease by Sub-Sublessee, or a mutual cancellation thereof, will not work a merger and, at the option of Sub-Sublessor, will terminate all or any existing sub-subleases or sub-subtenancies or operate as an assignment to Sub-Sublessor of any or all such sub-subleases or sub-subtenancies.

ARTICLE 22
Eminent Domain

22.1 If all or any part of the Premises are taken as a result of the exercise of the power of eminent domain or any agreement in lieu thereof, this Sub-Sublease will terminate as to the part so taken as of the date of taking and, in the case of a partial taking, either Sub-Sublessor or Sub-Sublessee has the right to terminate this Sub-Sublease as to the balance of the Premises by giving written notice to the other within 30 days after such date. The proceeds of any condemnation award or any private sale in lieu thereof will belong to and be paid to Sub-Sublessor, except that Sub-Sublessee will receive from the proceeds the following:

(a) A sum attributable to the Sub-Sublessee Improvements or alterations made to the Premises by Sub-Sublessee in accordance with this Sub-Sublease, which Sub-Sublessee Improvements or alterations Sub-Sublessee has the right to remove from the Premises pursuant to the provisions of this Sub-Sublease;

(b) A sum equal to the present value of any excess of the market value of the Premises for the remainder of the term, exclusive of the Sub-Sublessee Improvements or alterations for which Sub-Sublessee is compensated under this Article, over the minimum monthly rent payable for the remainder of the term;

(c) A sum attributable to that portion of the award constituting severance damages for the restoration of the Premises, business interruption, trade fixtures or relocation expenses; and

22.2 In the case of a partial taking which does not result in a termination of this Sub-Sublease, Rent under this Sub-Sublease and Sub-Sublessee's percentage share of any award pursuant to Section 25.1 shall be reduced, pro-rata.

22.3 Each Party agrees to execute and deliver to the other all instructions that may be required to effectuate the provisions of this Article. If all or any substantial part of the Store (other than the Premises) or the parking area appurtenant to the Premises is taken as a result of the exercise of the power of eminent domain or any agreement in lieu thereof, either Sub-Sublessor or Sub-Sublessee has the right to terminate this Sub-Sublease by giving written notice to the other within thirty (30) days after the date of taking. If this Sub-Sublease is terminated, any prepaid rent or other prepaid items must be refunded, pro-rata, to Sub-Sublessee.

ARTICLE 23
Subordination to Mortgages

23.1 At all times this Sub-Sublease will be subject and subordinate to the lien of only first mortgages and deeds of trust securing any amount or amounts whatsoever which may now exist or hereafter be placed on or against the Store or on or against the owners or Sub-Sublessor's interest or estate therein, all without the necessity of having further instruments executed by Sub-Sublessee to effect such subordination.

ARTICLE 24
Sale

24.1 If the original Sub-Sublessor hereunder, or any successor owner of the Store, sells or conveys the Store, all liabilities and obligations on the part of the original Sub-Sublessor, or such successor owner, under this Sub-Sublease accruing after such sale or conveyance will terminate and the original Sub-Sublessor, or such successor owner, will automatically be released therefrom if the new owner agrees in writing that all such liabilities and obligations are binding upon the new owner. Sub-Sublessee agrees to attorn to such new owner upon such new owner's written agreement to assume Sub-Sublessor's obligations hereunder from and after the date of transfer.

ARTICLE 25
Estoppel Certificate

25.1 At any time, and from time to time but on not less than 10 days prior written request by Sub-Sublessor, Sub-Sublessee will execute, acknowledge and deliver to Sub-Sublessor, a certificate in the form of Exhibit C hereto certifying:

(a) That this Sub-Sublease is unmodified and in full force and effect (or, if there have been modifications, that this Sub-Sublease is in full force and effect as modified, and stating the date and nature of each modification);

(b) The date, if any, to which all rent and other sums payable hereunder have been paid;

(c) That no notice has been received by Sub-Sublessee of any default by Sub-Sublessee hereunder which has not been cured, except as to defaults specified in such certificate; and

(d) That Sub-Sublessor is not in default hereunder, except as to defaults specified in such certificate.

ARTICLE 26
Holding Over

26.1 If Sub-Sublessee holds possession of the Premises after expiration of the term of this Sub-Sublease without objection by Sub-Sublessor, Sub-Sublessee will become a Sub-Sublessee from month-to-month upon the terms specified herein, expect that Rent will be 115% of Rent in effect immediately prior to such expiration. Such month-to-month tenancy may be terminated by either Sub-Sublessor or Sub-Sublessee giving 60 days written notice of termination to the other at any time.

ARTICLE 27
Waiver

27.1 The waiver by Sub-Sublessor or Sub-Sublessee of any breach of any agreement, covenant, condition or provision in this Sub-Sublease will not be deemed to be a waiver

of any subsequent breach of the same or any other agreement, covenant, condition or provision of this Sub-Sublease, nor will any custom or practice which may grow up between Sub-Sublessor and Sub-Sublessee in the administration of this Sub-Sublease be construed to waive or to lessen the right of Sub-Sublessor or Sub-Sublessee to insist upon the performance by Sub-Sublessor or Sub-Sublessee in strict accordance with this Sub-Sublease. The subsequent acceptance of rent hereunder by Sub-Sublessor or the payment of rent by Sub-Sublessee will not be deemed to be a waiver of any preceding breach by Sub-Sublessor or Sub-Sublessee or any agreement, covenant, condition or provision in this Sub-Sublease, other than the failure of Sub-Sublessee to pay the particular rent so accepted, regardless of Sub-Sublessor's or Sub-Sublessee's knowledge of such preceding breach at the time of acceptance or payment of such rent.

ARTICLE 28
Quiet Enjoyment

28.1 Sub-Sublessor agrees that so long as Sub-Sublessee is not in default hereunder, Sub-Sublessee has the quiet enjoyment of the Premises without let or hindrance on the part of Sub-Sublessor. Sub-Sublessor further agrees that Sub-Sublessor will warrant and defend Sub-Sublessee in the peaceful and quiet enjoyment of the Premises against the lawful claims of all persons. Sub-Sublessor further represents and warrants that is has good title to the Property; there are no liens upon the Premises superior to the Sub-Sublease except as expressly disclosed to Sub-Sublessee in writing; and there are not deed restrictions, laws, ordinances, governmental rules or regulation or zoning or other matters, whether similar or dissimilar to the foregoing, which will restrict, limit or prevent the full use of the Premises.

ARTICLE 29
Authority

29.1 Each person executing this Sub-Sublease on behalf of Sub-Sublessor and Sub-Sublessee hereby covenants and warrants that: (a) the entity on whose behalf such person is signing is duly organized and validly existing under the laws of its state of organization; (b) such entity has and is qualified to do business in California; (c) such entity has full right and authority to enter into this Sub-Sublease and to perform all Sub-

Sublessor's or Sub-Sublessee's obligations hereunder, as the case may be; and (d) each person (and all of the persons if more than one signs) signing this Sub-Sublease on behalf of Sub-Sublessor or Sub-Sublessee is duly and validly authorized to do so. The individuals signing on behalf of Sub-Sublessor further warrant that Sub-Sublessor is either the fee owner or sublessee of the Premises.

ARTICLE 30
Hazardous Materials

30.1 At all times and in all respects, each Party will comply with all federal, state and local laws, ordinances and regulations ("Hazardous Materials Laws") relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil, flammable explosives, asbestos, area formaldehyde, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any such laws, ordinances or regulations (collectively "Hazardous Materials").

30.2 Sub-Sublessor will advise Sub-Sublessee of any Hazardous Materials located in, on or about the Store, including the Common Areas and adjacent parking areas, if any and landscaping, if any. Sub-Sublessor will cause any and all Hazardous Materials removed from the Premises by Sub-Sublessor to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Upon occupancy of the Premises by Sub-Sublessee, Sub-Sublessor will ensure that there are not Hazardous Materials on or about the Premises other than permitted by Hazardous Materials Laws.

30.3 At its own expense, Sub-Sublessee will procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Sub-Sublessee's use of the Premises, including, without limitation, discharge of appropriately treated materials or wastes into or through any sanitary sewer serving the Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Sub-Sublessee will cause any and all Hazardous Materials removed by it from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Sub-Sublessee will in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in total

conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of the term of the Sub-Sublease, Sub-Sublessee will cause all Hazardous Materials placed, on, under or about the Premises by Sub-Sublessee or at Sub-Sublessee's direction to be removed and transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Materials Laws. Sub-Sublessee will not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises or the Store nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises, without first notifying Sub-Sublessor of Sub-Sublessee's intention to do so and affording Sub-Sublessor ample opportunity to appear, intervene or otherwise appropriately assert and protect Sub-Sublessor's interest with respect thereto.

30.4 Each Party immediately will notify the other in writing of: (a) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (b) any claim made or threatened by any person against Sub-Sublessee, Sub-Sublessor or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (c) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the Premises, including any complaints, notices, warnings or asserted violations in connection therewith. Each Party also will supply to the other as promptly as possible, and in any event within 5 business days after the first Party receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations, relating in any way to the Premises or Sub-Sublessee's use thereof. Each Party will deliver promptly to the other copies of hazardous waste manifests reflecting the legal and proper disposal of Hazardous Materials removed from the Premises.

30.5 Sub-Sublessee will indemnify, defend (by counsel reasonably acceptable to Sub-Sublessor), protect, and hold Sub-Sublessor and each of Sub-Sublessor's partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all such claims, liabilities, penalties, forfeitures, losses and expenses (including attorney's fees) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by:

(a) the presence in, on, under or about the Premises or discharge in or from the Premises of any Hazardous Materials placed in, under or about, the Premises by Sub-Sublessee or at Sub-Sublessee's discretion, excluding any Sub-Sublessee improvement work done by Sub-Sublessor; or

(b) Sub-Sublessee's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises; or

(c) Sub-Sublessee's failure to comply with any Hazardous Materials Law applicable hereunder to Sub-Sublessee. Sub-Sublessor will indemnify, defend (by counsel reasonably acceptable to Sub-Sublessee), protect, and hold Sub-Sublessee and each of Sub-Sublessee's employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities penalties, forfeitures, losses or expenses (including attorney's fees) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by

(d) the presence in, on, under or about the Premises, the Store or discharge in or from the Premises, the Store of any Hazardous Materials not placed, in, on, under or about the Premises, the Store by Sub-Sublessor or at Sub-Sublessor's direction, or by Sub-Sublessor's predecessors in interest; or

(e) Sub-Sublessor's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises or the Store; or

(f) Sub-Sublessor's failure to comply with any Hazardous Materials Law. The obligations of each Party ("Indemnifying Party") pursuant to this Section includes, without limitation, and whether forseeable or unforseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises or the Store, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and survives the expiration or earlier termination of the term of the Sub-Sublease.

30.6 For purposes of the release and indemnity provisions hereof, any acts or omissions of a Party, or by employees, agents, assignees, contractors or subcontractors of such Party or others acting for or on behalf of such Party (whether or not they are negligent, intentional, willful or unlawful) will be strictly attributable to the Party.

30.7 Any other provision in this Agreement notwithstanding, in the event-that any removal, cleanup or other work in connection with Hazardous Materials is required by any law, ordinance, order, rule, regulation or statute of any governmental or quasi-governmental entity, political subdivision or by one of Sub-Sublessor's lenders or

potential lenders in connection with the Sub-Subleased Premises, Sub-Sublessor will be responsible for promptly performing such required removal, cleanup, or other work, at Sub-Sublessor's sole expense.

ARTICLE 31
Abandonment

31.1 Provided Sub-Sublessor is not in default in any provisions of this Sub-Sublease, Sub-Sublessee will be in default of this Sub-Sublease of failure to have continuous business operation at the premises for a period of 14 consecutive days. Sub-Sublessee hereby covenants to put forth all good faith efforts to conduct continuous business operations throughout the term of this Sub-Sublease.

ARTICLE 32
Notices

32.1 All notices, demands, consents, approvals and other communications which may or are required to be given by either Sub-Sublessor or Sub-Sublessee to the other under this Sub-Sublease will be deemed to have been fully given when made in writing and personally delivered, delivered by telecopier, deposited in the United States mail, postage prepaid, certified or registered mail, or deposited with a commercially recognized national courier service and addressed to Sub-Sublessor or Sub-Sublessee at their respective addresses designated herein, or at such other place as Sub-Sublessor or Sub-Sublessee may from time-to-time designate in writing.

ARTICLE 33
Signage

33.1 Sub-Sublessee will be permitted to install and maintain, at Sub-Sublessee's sole cost and expense, one external, one internal sign, and one monument sign. The placement, location and size, together with color, style and art, shall be as determined by mutual agreement between Sub-Sublessee and the Sub-Sublessor.

ARTICLE 34
Marketing and Advertising

34.1 Sub-Sublessor and Sub-Sublessee each agree to generally cooperate, support and supplement the other's marketing and advertising efforts. In this regard:

(a) Both Sub-Sublessor and Sub-Sublessee will each make every reasonable effort to inform the other in advance of any product or service promotional campaign or special, in order that the other may plan marketing and/or advertising tie-ins;

(b) Sub-Sublessor will allow Sub-Sublessee to advertise in Sub-Sublessor's regular advertising circular when local production allows, and Sub-Sublessee will pay Sub-Sublessor a pro rata share of the cost of said circular based upon the proportion of space allocated to Sub-Sublessee's advertising in relation to the entire circular;

(c) Sub-Sublessor will provide Sub-Sublessee with access to Sub-Sublessor's public address system for purposes of announcing products or services; provided, however, that such announcements by Sub-Sublessee may not exceed thirty (30) seconds in duration or more than one (1) such announcement per hour without the prior approval of Sub-Sublessor;

(d) With the prior approval of Sub-Sublessor, Sub-Sublessee will be allowed to place marketing materials on vehicles in the Store's parking facility, and/or display various and appropriate marketing materials throughout the Store.

ARTICLE 35
Utilities

35.1 Sub-Sublessor shall pay all utility charges, including but not limited to, electricity, gas, water, trash removal, and sewage charges.

ARTICLE 36

Sub-Sublessee and Sub-Sublessee's Employee Parking

36.1 Sub-Sublessor shall designate sufficient parking areas for Sub-Sublessee's employees. Sub-Sublessee shall insure that Sub-Sublessee's employees will park in Sub-Sublessor's designated parking spaces only.

ARTICLE 37

Complete Agreement

37.1 There are no oral agreements between Sub-Sublessor and Sub-Sublessee affecting this Sub-Sublease, and this Sub-Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, oral or written, if any, between Sub-Sublessor and Sub-Sublessee or displayed by Sub-Sublessor to Sub-Sublessee with respect to the subject matter of this Sub-Sublease, the premises or the Store. There are nor representations between Sub-Sublessor and Sub-Sublessee other those expressly set forth in this Sub-Sublease, and all reliance with respect to any representations is solely upon representations expressly set forth in this Sub-Sublease. This Sub-Sublease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Sub-Sublessor and Sub-Sublessee. This Sub-Sublease and any instrument, agreement or document attached hereto or referred to herein, is intended by Sub-Sublessor and Sub-Sublessee as the final expression of the agreement with respect to the terms and conditions set forth in this Sub-Sublease and any such Instrument, agreement or documents and as the complete and exclusive statement of the terms agreed to by Sub-Sublessor and Sub-Sublessee.

ARTICLE 38

Miscellaneous

38.1 The words "Sub-Sublessor" and "Sub-Sublessee" as used herein include the plural as well as the singular. If there is more than one Sub-Sublessee, the obligations hereunder imposed upon Sub-Sublessee are joint and several. Time is of the essence of this Sub-Sublease and each and all of its provisions. Subject to the provisions applicable to assignment, the agreements, covenants, conditions and provisions herein contained apply to and bind the personal representatives, heirs, successors and assigns of Sub-Sublessor and Sub-Sublessee.

38.2 If any provisions of this Sub-Sublease is determined to be illegal or unenforceable, such determination will not affect any other provisions of this Sub-Sublease and all such other provisions will remain in full force and effect.

38.3 This Sub-Sublease is construed to effectuate the normal and reasonable expectations of a sophisticated Sub-Sublessor and a sophisticated Sub-Sublessee. Neither Party will take actions which would frustrate the other's reasonable expectations concerning the benefits to be enjoyed hereunder.

38.4 This Sub-Sublease has been mutually prepared by Sub-Sublessee and Sub-Sublessor and their professional advisers. Sub-Sublessee, Sub-Sublessor and their respective advisors believe that this Sub-Sublease is the product of all of their efforts, that it expresses their agreement and that it should not be interpreted in favor of or against either Sub-Sublessee or Sub-Sublessor.

38.5 Any time Sub-Sublessee requests Sub-Sublessor's consent, such consent will not be unreasonably withheld or delayed.

38.6 The title or headings of the various sections, articles and paragraphs hereof are intended solely for convenience of reference and are not intended and shall not be

deemed for any purpose whatever to modify or explain or place any construction upon any of the provisions of this Agreement.

38.7 This Sub-Sublease is to governed, enforced, and construed in accordance with the laws of the State of California.

ARTICLE 39
Compliance with Master Lease and Sublease

39.1 Sub-Sublessee acknowledges and agrees that its rights under the Sub-Sublease are subject to the terms and conditions of the Master Lease between Reno Investors and United Grocers and the Sublease between United Grocers and North State Grocery, Inc. and agrees to comply with the provisions of those leases, to the extent the terms and conditions of those leases are applicable to Sub-Sublessee's rights, duties and obligations under this Sub-Sublease. In the event of a conflict between any provision of this Sub-Sublease and the Master Lease and/or the Sublease, the Master Lease and/or the Sublease shall control.

ARTICLE 40
Consent

40.1 This Sub-Sublease shall not become binding and enforceable until Reno Investors, as the Master Lessor and United Grocers as the Sub-Lessor have consented in writing to this Sub-Sublease, in a form substantially similar to Exhibit "B" attached hereto.

IN WITNESS WHEREOF, Sub-Sublessor and Sub-Sublessee have executed this Sub-Sublease as of Aug 14, 1998.

SUB-SUBLESSOR:

	NORTH STATE GROCERY, INC.	Address:
By:	[signature]	P.O. Box 439
Title:	President	Cottonwood Ca 96022

SUB-SUBLESSEE:

	NORTH VALLEY BANK	Address:
By:	[signature]	880 E Cypress ave
Title:	EVP/COO	Redding Ca. 96002